UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 8, 2013

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 8, 2013, Crown Media Holdings, Inc. (the “Company”) amended an employment agreement it has with Andrew Rooke, Executive Vice President and Chief Financial Officer of the Company.  Under the amendment, the term of Mr. Rooke’s employment has been extended through December 31, 2014.  Additionally, (a) effective March 1, 2013, Mr. Rooke’s annual base salary will be increased to $465,000 and (b) commencing with calendar year 2013, Mr. Rooke’s performance bonus target will increase to 50% of his annual base salary earned and long term incentive award target will increase to 50% of his annual base salary.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

A list of exhibits filed herewith is contained on the Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date January 9, 2013	By:	/s/ Charles Stanford
Name: Charles Stanford
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement, effective as of January 1, 2013, by and between Crown Media Holdings, Inc. and Andrew Rooke.